Exhibit 3(i)


                               CERTIFICATE OF AMENDMENT

                                          OF

                           THE CERTIFICATE OF INCORPORATION

                                          OF

                                    FIRECOM, INC.

                 (Under Section 805 of the Business Corporation Law)


               FIRST:   The name of  the corporation is  FIRECOM, INC. (the
          "Corporation").

               SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 16, 1978.

               THIRD: The Certificate of Incorporation, as now in force and effect, is hereby amended to effect the following changes as authorized by Section 801 of the New York Business Corporation
          Law:

                    A. To increase the number of shares which the Corporation shall have the authority to issue; and

                    B.  To authorize a new class of common stock.

               FOURTH: To accomplish the foregoing amendments, the Certificate of Incorporation of the Corporation, as now in force and effect, is hereby amended by deleting Article FOURTH thereof and substituting in lieu thereof the following:

                    FOURTH:   A.   Authorized Shares.  The  total  number
                                   -----------------
               of shares of all classes of stock which the Corporation shall have authority to issue is 41,000,000 shares, which shall consist of (i) 1,000,000 shares, par value $1.00 per share, of a class designated "Preferred Stock," (ii) 30,000,000 shares, par value $.01 per share, of a class designated "Common Stock" and (iii) 10,000,000 shares, par value $.01 per share, of a class designated "Class A Common Stock".

                         B.   Preferred   Stock.  Shares of the Preferred
                              -----------------
               Stock may be issued from time to time in series and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative rights, preferences and limitations of the shares of each series and the variations and the relative rights, preferences and limitations as between series, and to increase the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include but shall not be limited to the authority to determine the following:

                         I.   The designation of such series.

                         II.  The    number   of    shares   initially
               constituting such series.

                         III.      The  increase  of   the  number  of
               shares constituting such series  theretofore fixed.

                         IV. The rate or rates and the times at which dividends on the shares of such series shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate; provided, however, that if the stated dividends are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                         V. Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                         VI. The amount payable on the shares of such series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of such shares shall be entitled to be paid, or to have set apart for payment, not less than $1.00 per share before the holders of shares of the Common Stock or the holders of any other class of stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment; provided, further, that, if the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this Paragraph VI, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or a part of its assets.

                         VII. Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

                         VIII. Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and, if such a sinking fund shall be provided, the terms and conditions thereof.

                         IX.  Whether or not a purchase fund  shall be
               provided for the shares of such series, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                         X. Whether or not the shares of such series shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

                         XI. Any other relative rights, preferences and limitations.


                         C.   Common Stock.  Any and all shares of
                              ------------
               Common Stock and Class A Common Stock constituting authorized but unissued shares may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. The powers, preferences, limitations and relative rights of the Common Stock and the Class A Common Stock shall be as follows:

                              1.   VOTING.  Except as may otherwise be
               required by law or except as may be expressly provided for herein, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class A Common Stock shall vote together as a single class, and every holder of an outstanding share of Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Common Stock standing in his name on the stock transfer records of the Corporation, and every holder of an outstanding share of Class A Common Stock shall be entitled to cast thereon thirty
               (30) votes in person or by proxy for each share of Class A Common Stock standing in his name on the stock transfer records of the Corporation.

                              2.   DIVIDENDS AND DISTRIBUTIONS.

                              (a)  DIVIDENDS.  Holders of Common Stock
               and Class A Common Stock shall be entitled to share ratably in all such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, which occur after the initial distribution of the Class A Common Stock to holders of Common Stock, only shares of Common Stock shall be distributed with respect to the Common Stock, and only shares of Class A Common Stock shall be distributed with respect to the Class A Common Stock.

                              (b)  DISTRIBUTIONS.   In the  event  the
               Corporation shall be liquidated (either partial or complete), dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and the Class A Common Stock shall be entitled to share ratably, as a single class, in the remaining net assets of the Corporation; that is, an equal amount of net assets for each share of Common Stock and Class A Common Stock.

                              (c)  MERGER OR  CONSOLIDATION.   In  the
               event of a merger or consolidation of the Corporation with or into another entity whether or not the Corporation is the surviving entity), the holders of Common Stock and Class A Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation.

                              3.   RESTRICTIONS  ON  TRANSFER  OF  THE
               CLASS A COMMON STOCK.

                              (a)  No beneficial owner (as hereinafter
               defined) of shares of Class A Common Stock (hereinafter referred to as a "Class A Shareholder") may transfer, and the Corporation shall not register the transfer of, shares of Class A Common Stock of such Class A Shareholder, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee of such Class A Shareholder. A "Permitted Transferee" shall be defined as (i) the Class A Shareholder; (ii) the spouse of the Class A Shareholder; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the Class A Shareholder or of the Class A Shareholder's spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing Permitted Transferees; (v) the trustee of a trust (including a voting trust) principally for the benefit of such Class A Shareholder and/or any of his or her Permitted Transferees; (vi) the beneficiary of a trust, individual retirement account or other similar Class A Shareholder; and (vii) any corporation, partnership or other entity if a majority of the beneficial ownership thereof is held by the Class A Shareholder and/or any of his or her Permitted Transferees. If a Class A Shareholder and all of his or her Permitted Transferees cease, for whatever reason, to hold a majority of the beneficial ownership of any corporation, partnership or other entity specified in clause (vi) above, then any and all shares of Class A Common Stock held by such corporation, partnership or other entity shall automatically, without further deed or action by or on behalf of any party, be deemed to have been transferred to other than a Permitted Transferee with the result that such shares shall be deemed to have been converted into a like number of shares of Common Stock.

                              (b)  Notwithstanding  anything   to  the
               contrary set forth herein, any Class A Shareholder may pledge his shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Paragraph 3. In the event of foreclosure, realization or other similar action by the pledgee, such pledged shares of Class A Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

                              (c)  Any purported transfer of shares of
               Class A Common Stock not permitted hereunder shall be void and of no effect. Any purported transferee of shares of Class A Common Stock purported to be transferred in violation of this Paragraph 3 shall have no rights as a shareholder of the Corporation and no other rights against, or with respect to, the
               Corporation, except the right to receive shares of Common Stock upon the conversion of his or her shares of Class A Common Stock into shares of Common Stock. The Corporation and its transfer agent may, as a condition to the transfer or the registration of a transfer of shares of Class A Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as they deem necessary to establish that such transferee is a Permitted Transferee.

                              (d)  The Corporation shall  note on  the
               certificates for shares of Class A Common Stock the restrictions on transfer and registration of transfer imposed by this Paragraph 3.

                              (e)  Shares  of  Class  A  Common  Stock
               shall be registered in the name(s) of the beneficial owner(s) thereof (as herein defined) and not in "street" or "nominee" names; provided, however, certificates representing shares of Class A Common Stock issued in the initial distribution thereof to holders of the issued and outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Class A Common Stock are issued. Any shares of Class A Common Stock registered in "street" or "nominee" name may be transferred to the beneficial owner of such shares on the record date for such initial distribution, upon proof satisfactory to the Corporation and the Transfer Agent that such person was in fact the beneficial owner of such shares on such record date.

                              (f)  For the purpose  of this  Paragraph
               3, the term "beneficial owner(s)" of any shares of Class A Common Stock shall mean a person or persons who, or entity or entities which, have or share the power, either singly or jointly, to direct the voting or disposition of such shares; for the avoidance of doubt the beneficiary of an individual retirement account ("IRA") shall be deemed the beneficial owner of any shares held by such IRA.

                              4.   CONVERSION OF  THE CLASS  A  COMMON
               STOCK.

                              (a)   Each share of Class A Common Stock
               may at any time or from time to time, at the option of the record holder thereof, be converted into one (1) fully paid and nonassessable share of Common Stock. Such conversion right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation), or if an agent for the registration or transfer of shares of Class A Common Stock is then duly appointed and acting (said agent being referred to in this Article IV as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Paragraph 4(e) below.

                              (b)  As  promptly  as practicable  after
               the surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in Paragraph 4(a) above, and the payment in cash of any amount required by the provisions of Paragraph 4(e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that in the event any such surrender and payment are made on any date when the stock transfer records of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued will become the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer records are open.

                              (c)  No   adjustments   in  respect   of
               dividends or other distributions shall be made upon the conversion of any share of Class A Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class A Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend or distribution due on such date.

                              (d)  The  Corporation covenants  that it
               will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or automated quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class A Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

                              (e)  The  issuance  of certificates  for
               shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the record holder of the share or shares of Class A Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                              (f)  The outstanding shares  of Class  A
               Common Stock shall be deemed without further act on anyone's part to be immediately and automatically converted into shares of Common Stock, and stock certificates formerly representing outstanding shares of Class A Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock if and when the number of issued and outstanding shares of Class A Common Stock is less than one percent (1%) of the aggregate number of shares of Common Stock and Class A Common Stock then outstanding.

                              5.   SUBSEQUENT  ISSUANCES  OF  CLASS  A
               COMMON STOCK. Following the initial distribution of the Class A Common Stock to the holders of the issued and outstanding Common Stock of the Corporation, the Board of Directors may only issue shares of the Class A Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of the Class A Common Stock and only to the then record holders of the issued and outstanding shares of the Class A Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of the Common Stock.

                              6.   PREEMPTIVE   RIGHTS  DENIED.     No
               holder  of  shares  of  any  class  of  stock   of  the
               Corporation shall possess any preemptive right to acquire additional shares of any class or treasury shares of the Corporation. or obligations of the Corporation convertible into such shares. whether now or hereafter authorized.


                    FIFTH: The foregoing amendments of the Certificate of Incorporation of the Corporation as herein provided for were duly authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.


                    IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.


          Date: November 18, 1997


                                           /s/ Paul Mendez
                                        ----------------------------------
                                        Paul Mendez, Chairman of the Board



                                           /s/ Gregory Katz
                                        ---------------------------------
                                        Gregory Katz, Secretary